Exhibit 10.38
THIRD AMENDMENT TO AGREEMENT
THIS THIRD AMENDMENT TO AGREEMENT (this “Amendment”) is to be effective for all purposes as of October 3, 2018 (the “Effective Date”) and is entered into by and between BC Exchange Manager LLC, a Delaware limited liability company (“BC Manager”) and BC Exchange Advisor LLC, a Delaware limited liability company (“BC Advisor”) with reference to the following facts:
A.    BC Manager and BC Advisor entered into that certain Agreement dated as of September 1, 2017 (the “Original Agreement”) as amended by that certain Amendment to Agreement dated as of March 1, 2018, and that certain Second Amendment to Agreement dated as of August 13, 2018 (the Original Agreement together with the foregoing amendments is collectively, the “Agreement”), pursuant to which BC Manager appointed BC Advisor to perform certain Services, and, in consideration of BC Advisor’s performance of such Services, BC Manager assigned certain Fees to BC Advisor in connection with the Sponsor’s Offerings under that certain Program Description Memorandum dated March 2, 2016, and that certain Program Description Memorandum dated September 1, 2017 (collectively, the “Program”).
C.    BC Manager and BC Advisor desire to modify and amend the Agreement to modify the termination provisions of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, BC Manager and BC Advisor hereby agree as follows:
1.    Scope of Third Amendment; Defined Terms; Incorporation of Recitals. Except as expressly provided in this Third Amendment, the Agreement shall remain in full force and effect in all respects and the term “Agreement” shall mean the Agreement as modified by this Third Amendment. Capitalized terms used but not otherwise defined in this Third Amendment have the respective meanings given to them in the Agreement. The preamble and recitals set forth above are hereby incorporated into this Third Amendment by this reference in their entirety.
2.    Modifications and Amendments to Agreement. Section 16 of the Original Agreement is deleted in its entirety and replaced with the following:
“16.    Termination. This Agreement may be terminated by any of the parties upon 10 days’ advance written notice. Notwithstanding the foregoing, this Agreement shall terminate immediately upon the termination or non-renewal of the Advisory Agreement. After the date of termination of this Agreement (the “Termination Date”), BC Advisor shall not be entitled to compensation for further Services hereunder except it shall be entitled to receive within thirty (30) days after the Termination Date all earned but unpaid fees payable to BC Advisor prior to the Termination Date and not paid to BC Advisor as of the Termination Date; provided, however, with respect to Additional Services Fees only, in recognition of Additional

Services that may already have been provided, BC Advisor shall be entitled to continue to receive the Additional Services Fees (within thirty (30) days after the Organizational Expense and Real Estate Transaction Cost Allowance is actually received by Sponsor) after the Termination Date solely with respect to those Offerings with a Property Supplement first dated before the Termination Date (the “Existing Offerings”), and (ii) the Sponsor will not reduce or waive the Organizational Expense and Real Estate Transaction Cost Allowance with respect to any Existing Offerings without the prior written consent of the BC Advisor. BC Advisor shall cooperate with BC Manager to provide an orderly management transition. This Section 16 shall survive termination of this Agreement.”
3.    Ratification. As amended hereby the Agreement is hereby ratified and shall remain in full force and effect.
4.    Governing Law; Venue. This Third Amendment shall be construed and governed by the laws of the state of Colorado, without giving effect to the conflict of law principles of such state. Except to the extent required otherwise by applicable law, the venue for any action relating to this Third Amendment shall be brought solely and exclusively in Denver, Colorado. Each party hereto hereby consents to jurisdiction and venue in such courts.
5.    Authority. This Third Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto warrants that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Third Amendment.
6.    Attorney’s Fees. In the event of any dispute arising hereunder, the substantially prevailing party shall recover its reasonable attorneys’ fees, costs, and disbursements, including the cost of reasonable investigation, preparation, and professional consultation incurred in connection with such dispute. The obligations of the parties set forth in this Section 6 shall survive the expiration or earlier termination of this Third Amendment.
7.    Entire Agreement; No Amendment. This Third Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this Third Amendment and shall supersede all prior written and oral agreements concerning this subject matter. This Third Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of BC Manager and BC Advisor. Each party acknowledges that it has read this Third Amendment, fully understands all of this Third Amendment’s terms and conditions, and executes this Third Amendment freely, voluntarily and with full knowledge of its significance. Each party to this Third Amendment has had the opportunity to receive the advice of counsel prior to the execution hereof.
8.    Severability. If any provision of this Third Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Third Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected and shall be enforced to the furthest extent permitted by law.

9.    Counterparts; PDF. This Third Amendment may be executed in counterparts, and each counterpart shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties are not signatory to an original or same counterpart. The parties agree that signatures transmitted electronically via pdf attachment shall be binding as if they were original signatures.
10.    Captions and Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this Third Amendment.
[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have duly executed this Third Amendment as of the date first above written.
BC EXCHANGE MANAGER LLC,
A Delaware limited liability company

By:    Black Creek Diversified Property Operating Partnership LP,
A Delaware limited partnership, its sole member

By:    Black Creek Diversified Property Fund Inc.,
A Maryland corporation, its general partner

By:    /s/ LAINIE P. MINNICK
Lainie P. Minnick, Chief Financial Officer

BC EXCHANGE ADVISOR LLC,
A Delaware limited liability company

By: BC Exchange Advisor Group LLC,
a Delaware limited liability company, its sole member

By:     /s/ EVAN H. ZUCKER
           Evan H. Zucker, Manager

Black Creek Exchange LLC executes this Third Amendment for purposes of acknowledging and agreeing to the provisions set forth in Section 2 of this Third Amendment.

BLACK CREEK EXCHANGE LLC,
A Delaware limited liability company

By:     BCD TRS Corp.,
a Delaware corporation, its sole member

By:    Black Creek Diversified Property Operating Partnership LP,
a Delaware limited partnership, its sole member

By:    Black Creek Diversified Property Fund Inc.,
a Maryland corporation, its general partner

By:    /s/ LAINIE P. MINNICK
Lainie P. Minnick, Chief Financial Officer

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